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Exhibit 20.b
Fingerhut Receivables, Inc.                     Fingerhut Master Trust                                              Monthly Report
Securityholder's Statement                      Series 1998-2                                                             Oct-1998
							                                                Class A         Class B         CTO            Class D          Total
(i)   Security Amount                              337,500,000.00    51,136,000.00   61,364,000.00  61,364,000.00   511,364,000.00
(ii)  Security Principal Distributed                         0.00             0.00            0.00                            0.00
(iii) Security Interest Distributed                  1,752,187.50       277,412.80      346,834.24                    2,376,434.54

Security Principal Distributed per $1,000               0.0000000        0.0000000       0.0000000
Security Interest Distributed per $1,000                5.1916667        5.4250000       5.6520800
(iv) Principal Collections                          23,319,839.10     3,533,283.83    4,239,995.87   4,239,995.87    35,333,114.67
(v)  Finance Collections                             8,180,467.92     1,239,456.02    1,487,366.62   1,487,366.62    12,394,657.18
     Recoveries                                      1,100,010.63       166,667.09      200,003.12     200,003.12     1,666,683.96
     Defeasance Funding Acct Earnings                        0.00             0.00            0.00           0.00             0.00
       	Total Finance Collections                    9,280,478.55     1,406,123.11    1,687,369.74   1,687,369.74    14,061,341.14
       	  Total Collections                         32,600,317.65     4,939,406.94    5,927,365.61   5,927,365.61    49,394,455.81
 (vi) Aggregate Amount of Principal Receivables                                                                   1,213,088,768.43
      Invested Amount (End of Month)               337,500,000.00    51,136,000.00   61,364,000.00  61,364,000.00   511,364,000.00
      Floating Allocation Percentage                   27.8215419%      4.2153552%      5.0584921%     5.0584921%      42.1538813%
      Invested Amount (Beginning of Month)          337,500,000.00   51,136,000.00   61,364,000.00  61,364,000.00   511,364,000.00
      Average Daily Invested Amount                                                                                 511,364,000.00
 (vii)  Receivable Delinquencies
       	Current                                                                                            78.81% 1,257,712,790.27
       	30 Days to 59 Days                                                                                  5.00%    79,811,955.92
       	60 Days to 89 Days                                                                                  3.32%    52,984,513.38
       	90 Days and Over                                                                                   12.87%   205,469,453.16
       	    Total Receivables                                                                             100.00% 1,595,978,712.73
(viii) Aggregate Investor Default Amount                                                                              8,350,519.70
	 As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                              21.29%
(ix)  Security Charge-Offs                                    0.00            0.00           0.00            0.00             0.00

 (x)   Servicing Fee                                    517,808.22       78,455.23      94,147.51       94,147.51       784,558.47

(xi)  Pool Factor                                         1.000000        1.000000       1.000000
(xii) Unreimbursed Redirected Principal Collections                       0.000000       0.000000        0.000000             0.00
(xiii) Excess Funding Account Balance                                                                                         0.00
(xiv) CTO Trigger Event Occurrence                                                                                            None
      CTO Reserve Amount                                                                                                       N/A
(xv) Number of New Accounts Added to the Trust                                                                              80,411
(xvi) Revolving Receivables Reserve Account Balance                                                                    $750,000.00
(xvii) Defeasance Funding Account Balance                                                                                     0.00
Average Net Portfolio Yield                                                                                                 14.56%
Minimum Base Rate                                                                                                            8.28%
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